Exhibit 99.1

Oncocyte Reports First Quarter 2022 Financial Results

Irvine, Calif., May 11, 2022 – Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company with the mission to improve patient outcomes by providing personalized insights that inform critical decisions throughout the patient care journey, today reports financial results for the first quarter 2022, ended March 31, 2022.

First Quarter and Recent Highlights:

●	Reported total revenue of $1.4 million in the first quarter of 2022, compared with $1.1 million in the first quarter of 2021.
●	Launched our CLIA validated lab test for TheraSureTM Liver Transplant Monitoring, a donor-derived cell-free DNA (dd-cfDNA) test which has shown to successfully achieve an early indication of rejection episodes in organ transplant patients using a digital polymerase chain reaction (dPCR) technique.
●	Closed a platform partnership with Thermo Fisher to gain access to Ex-US channel for the Determa product line
●	Completed Irvine facility build out and installed Genexus instruments to begin DetermaIO IVD Kit process.
●	Completed an equity financing by raising $32.8 million in common stock to strengthen the balance sheet and further support our product portfolio.

“We continued to make solid progress in the first quarter, delivering 73% year over year growth in DetermaRx™ sample volumes and successfully onboarding new physicians and accounts. We also successfully completed an underwritten financing to strengthen our balance sheet and fuel our upcoming product launch efforts,” said Ron Andrews, President and Chief Executive Officer of Oncocyte. “Looking ahead, we remain enthusiastic about our upcoming DetermaIO™ data releases at ASCO in early June and the continued rapid progress we have made to launch our transplant business as we announced last week. We also remain on track to submit three additional oncology tests, DetermaIO™, DetermaTx™ and DetermaCNI™, for reimbursement over the next 12-18 months. I appreciate the continued support of our shareholders and look forward to updating you as we execute on our strategic plans.”

First Quarter 2022 Financial Results

Total revenue was $1.4 million for the first quarter of 2022, compared to $1.1 million for the prior quarter. First quarter revenues associated with DetermaRx were $1.0 million, up $0.2 million sequentially, and up $0.4 million year over year. Operating expenses for the first quarter 2022 were $9.4 million, compared to $11.4 million, a decrease of $2.0 million from the same period in the prior year. Research and Development expense for the first quarter 2022 was $5.1 million, an increase of $1.8 million from the same period a year ago. The increase in R&D expense was related to increased headcount in support of clinical trials in oncology and transplant. General and Administrative expense for the first quarter of 2022 was $5.7 million, an increase of $0.9 million for the same period in 2021, due primarily due to an increase in personnel and related expenses. Sales and Marketing expense in the quarter was $3.2 million, an increase of $1.0 million year over year, primarily attributable to an increase in headcount and continued ramp in sales and marketing activities related to the transplant business, as well as support the commercialization efforts within oncology.

Net loss was $10.3 million for the first quarter of 2022 and net loss per share was $0.11 on a weighted-average basic and diluted share count of 92.2 million, compared to a net loss of $3.9 million and a net loss per share of $0.05 on a weighted-average basic and diluted share count of 82.1 million in the same period of the prior year.

Cash, cash equivalents, restricted cash and marketable securities were $22.7 million as of March 31, 2022.

Webcast and Conference Call Information

Oncocyte will host a conference call to discuss the first quarter 2022 financial results after market close on Wednesday, May 11, 2022 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (877) 407-9716 for U.S. callers or (201) 493-6779 for international callers, using conference ID: 13729461. The live webinar can be accessed at https://investors.oncocyte.com.

About Oncocyte

Oncocyte is a precision diagnostics company with a mission to improve patient outcomes by providing personalized insights that inform critical decisions throughout the patient care journey.

The Company, through its proprietary tests and pharmaceutical services business, aims to help save lives by accelerating the diagnosis of cancer and advancing cancer care. The Company’s tests are designed to help provide clarity and confidence to physicians and their patients at every stage post-diagnosis treatment. DetermaRx™ identifies early-stage lung cancer patients who are at high risk for cancer recurrence and who may benefit from adjuvant chemotherapy. DetermaIO™, a gene expression test currently used as a research-use only tool, assesses the tumor microenvironment to predict response to immunotherapies. The Company’s pipeline of tests in development also includes DetermaTx™, which will assess mutational status of a tumor, blood-based test DetermaCNI™, which can monitor cancer patients for recurrence of disease, long-term recurrence monitoring test DetermaMx™, and blood-based solid organ transplantation monitoring test TheraSureTM. In addition, Oncocyte’s pharmaceutical services provide companies that are developing new cancer treatments a full suite of molecular testing services to support the drug development process.

DetermaRx™, DetermaIO™, DetermaTx™, DetermaCNI™, DetermaMx™ and TheraSure™ are trademarks of Oncocyte Corporation.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, TheraSure, such as the expectation of expedited validation of TheraSure for kidney and heart transplants and of conversion of the lab workflow into a kit, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact

Caroline Corner

ICR Westwicke

415.202.5678

Caroline.corner@westwicke.com

Media Contact

Megan Kernan

ICR Westwicke Healthcare PR

Tel: 646.677.1870

Megan.kernan@westwicke.com

ONCOCYTE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2022	December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,412	$35,605
Accounts receivable	2,122	1,437
Marketable equity securities	574	904
Prepaid expenses and other current assets	1,515	1,197
Total current assets	24,623	39,143

NONCURRENT ASSETS
Right-of-use and financing lease assets, net	2,636	2,779
Machinery and equipment, net, and construction in progress	8,015	5,748
Goodwill	18,684	18,684
Intangible assets, net	90,317	91,245
Restricted cash	1,700	1,700
Other noncurrent assets	298	264
TOTAL ASSETS	$146,273	$159,563

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,584	$2,447
Accrued compensation	3,380	3,376
Accrued expenses and other current liabilities	3,256	2,425
Accrued severance from acquisition, current	2,316	2,352
Accrued liabilities from acquisition, current	624	1,388
Loans payable, net of deferred financing costs, current	945	1,313
Right-of-use and financing lease liabilities, current	850	819
Total current liabilities	13,955	14,120

NONCURRENT LIABILITIES
Right-of-use and financing lease liabilities	3,326	3,545
Contingent consideration liabilities, noncurrent	72,025	76,681

TOTAL LIABILITIES	89,306	94,346

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value, 230,000 shares authorized; 92,247 and 92,232 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	254,994	252,954
Accumulated other comprehensive loss	38	37
Accumulated deficit	(198,065)	(187,774)
Total shareholders’ equity	56,967	65,217
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$146,273	$159,563

ONCOCYTE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021

Net revenue	$1,424	$1,124

Cost of revenues	1,021	738
Cost of revenues – amortization of acquired intangibles	936	307
Gross profit	(533)	79

Operating expenses:
Research and development	5,128	3,361
Sales and marketing	3,237	2,254
General and administrative	5,653	4,764
Change in fair value of contingent consideration	(4,656)	1,060
Total operating expenses	9,362	11,439

Loss from operations	(9,895)	(11,360)

OTHER INCOME (EXPENSES), NET
Interest expense, net	(30)	(68)
Unrealized gain (loss) on marketable equity securities	(330)	213
Pro rata loss from equity method investment in Razor	-	(270)
Other income (expense), net	(36)	2
Total other income (expenses), net	(396)	(123)

LOSS BEFORE INCOME TAXES	(10,291)	(11,483)

Income tax benefit	-	7,564

NET LOSS	$(10,291)	$(3,919)

Net loss per share: basic and diluted	$(0.11)	$(0.05)

Weighted average shares outstanding: basic and diluted	92,243	82,123

ONCOCYTE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,291)	$(3,919)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	287	121
Amortization of intangible assets	928	307
Pro rata loss from equity method investment in Razor	-	270
Stock-based compensation	2,010	1,290
Unrealized gain (loss) on marketable equity securities	330	(213)
Amortization of debt issuance costs	7	19
Change in fair value of contingent consideration	(4,656)	1,060
Deferred income tax benefit	-	(7,564)

Changes in operating assets and liabilities:
Accounts receivable	(685)	(499)
Lease liabilities	(35)	25
Prepaid expenses and other assets	(351)	(1,137)
Accounts payable and accrued liabilities	(21)	405
Accrued severance and liabilities from Chronix Biomedical acquisition	(800)	-
Net cash used in operating activities	(13,277)	(9,835)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Insight Genetics, net of cash acquired	-	(607)
Acquisition of Razor Genomics asset, net of cash acquired	-	(6,648)
Acquisition of Chronix Biomedical, net of cash acquired	-	(175)
Construction in progress and purchases of furniture and equipment	(1,561)	(842)
Net cash used in investing activities	(1,561)	(8,272)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	348
Proceeds from sale of common shares	-	65,262
Financing costs to issue common shares	-	(2,676)
Proceeds from sale of common shares under at-the-market transactions	31	6,754
Financing costs for at-the-market sales	(1)	(203)
Proceeds from exercise of warrants	-	802
Repayment of loan payable	(375)	(375)
Repayment of financing lease obligations	(10)	(41)
Net cash provided by (used in) financing activities	(355)	69,871

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(15,193)	51,764

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING	37,305	8,843
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING	$22,112	$60,607

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$13	$44

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING ACTIVITIES
Common stock issued for acquisition of Razor Genomics asset	$-	$5,756
Deferred tax liability generated from the acquisition of Razor Genomics asset	-	7,564
Construction in progress, machinery and equipment purchases included in accounts payable, accrued liabilities and landlord liability	993	139

Oncocyte Corporation

Reconciliation of Non-GAAP Financial Measure

Adjusted Loss from Operations

(Amounts in Thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(unaudited)	(unaudited)	(unaudited)
GAAP loss from operations - as reported	$(9,895)	$(35,680)	$(11,360)
Stock-based compensation expense	2,010	1,706	1,290
Change in fair value of contingent consideration	(4,656)	25,006	1,060
Severance charge	-	255	-
Depreciation and amortization expense	1,216	1,251	428
Non-GAAP loss from operations, as adjusted	$(11,325)	$(7,462)	$(8,582)